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                                                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                 March 10, 1997


Komag Incorporated
1704 Automation Parkway
San Jose, CA 95131

        Re:     Komag Incorporated (the "Company")
                S-8 Registration Statement for
                Deferred Compensation Obligations

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the deferred compensation obligations of the Company under the Company's Deferred Compensation Plan (the "Plan"). We advise you that, in our opinion, such obligations are duly authorized and valid obligations of the Company, enforceable in accordance with the terms of the Plan and the letters of participation issued thereunder, subject to (i) the claims of the Company's creditors in any bankruptcy or insolvency proceedings instituted by or against the Company and (ii) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ BROBECK, PHLEGER & HARRISON LLP
                                        --------------------------------------
                                        Brobeck, Phleger & Harrison LLP